UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2022

INTERPRIVATE III FINANCIAL PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40151	85-3069266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 Avenue of the Americas, 2nd Floor
New York, NY 10019
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 920-0125

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fifth of one redeemable warrant	IPVF.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	IPVF	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	IPVF WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Second Amended and Restated Merger Agreement

As previously disclosed, on December 15, 2021, InterPrivate III Financial Partners Inc. (“InterPrivate III”) entered into an Amended and Restated Agreement and Plan of Merger (as amended, the “A&R Merger Agreement”), by and among InterPrivate III, InterPrivate III Merger Sub Inc., a wholly owned subsidiary of InterPrivate III (“Merger Sub”), InterPrivate III Merger Sub II LLC, a wholly owned subsidiary of InterPrivate III (“Merger Sub II”), and Aspiration Partners, Inc. (“Aspiration” and, together with InterPrivate III, Merger Sub, Merger Sub II and Aspiration, the “Parties”), which amended and restated the Agreement and Plan Merger Agreement, dated as of August 18, 2021, by and among the Parties (the “Merger Agreement”).

As previously reported, on July 18, 2022, the Parties entered into an amendment to the A&R Merger Agreement to extend the Outside Date (as defined in the A&R Merger Agreement) from July 19, 2022 to July 22, 2022.

On July 21, 2022 (the “Second Amendment Date”), the Parties entered into a Second Amended and Restated Agreement and Plan of Merger (the “Second A&R Merger Agreement”), which further amends and restates the A&R Merger Agreement in connection with, among other things, (i) an extension of the Outside Date from July 22, 2022 to December 31, 2022, (ii) a change to the procedures for the reservation and release of Additional Shares (as defined in the Second A&R Merger Agreement), (iii) the clarification of the treatment of certain warrants to be issued immediately following the closing, (iv) the inclusion of additional covenants with respect to the preparation and delivery of financial statements by Aspiration, (v) the modification of certain non-solicitation provisions, (vi) an extension payment by Aspiration to InterPrivate III of $10,000,000, payable in two equal installments on the Second Amendment Date and the 45th day following the Second Amendment Date, (vii) the addition of certain additional termination rights for the each of InterPrivate III and Aspiration and related termination fees and (viii) mutual releases of certain matters arising prior to the Second Amendment Date.

Pursuant to the Second A&R Merger Agreement, Merger Sub will merge with and into Aspiration with Aspiration surviving the merger as a wholly owned subsidiary of InterPrivate III (the “First Merger”) and, immediately following the First Merger and as part of the same overall transaction as the First Merger, the surviving corporation will merge with and into Merger Sub II with Merger Sub II surviving the merger (the “Second Merger”). The transactions contemplated by the Second A&R Merger Agreement are referred to as the “Business Combination” and, in connection with the consummation of the Business Combination, InterPrivate III will be renamed and is referred to herein as “New Aspiration” as of the time following such change of name. The Business Combination has been approved by the boards of directors of each of the Parties.

Under the Second A&R Merger Agreement, InterPrivate III has agreed to acquire all of the outstanding equity interests of Aspiration in exchange for a number of shares of Class A common stock (valued for this purpose at $10.00 per share) equal to (subject to certain adjustments as described therein) (i) $1,750,000,000 plus (ii) the Equity Financing Proceeds (as provided in the Second A&R Merger Agreement) minus (iii) the number of shares of Class A common stock to underlie the warrant to be issued immediately following the consummation of the Business Combination pursuant to the Series X Preferred Stock Purchase Agreement, dated December 15, 2021, by and among InterPrivate III, Aspiration and OCM Aspiration Holdings, LLC (prongs (i), (ii) and (iii) collectively, the “Aggregate Consideration”), $200,000,000 of such Aggregate Consideration (represented by 20,000,000 shares of Class A common stock) which will initially be held back in connection with private placements entered into with certain accredited investors (the “PIPE Investors”) to close concurrently with the closing of the Business Combination (the “Closing”), pursuant to which, among other things, InterPrivate III has agreed to issue and sell an aggregate of 20,000,000 shares of InterPrivate III Class A common stock, at a purchase price of $10.00 per share (the “PIPE Investment”) and up to $77,828,400 of which (represented by 7,782,840 shares of Class A common stock) will be initially held back for the benefit of the holders of Aspiration’s convertible senior notes (such shares to be held back, the “Additional Shares”). The shares of Class A common stock to be held back at the effective time of the Business Combination (the “Effective Time”) will be released to InterPrivate III to the extent InterPrivate III is obligated to issue Additional Shares to the PIPE Investors that are participating in the PIPE Investment or the convertible note holders, as applicable, and, otherwise, to the holders of capital stock of Aspiration as of immediately prior to the Effective Time.

Each Aspiration stockholder (other than (i) holders of Aspiration Series C-4 preferred stock, (ii) Aspiration Series X Preferred Stock, (iii) Aspiration common stock issued upon conversion of certain convertible senior notes and (iv) Aspiration common stock that is subject to forfeiture under earnout arrangements entered into strategic transactions irrespective of the Business Combination) and each holder of a vested Aspiration option (as defined below) shall also receive a contingent right to receive a pro rata portion of up to 100,000,000 shares of Class A common stock of New Aspiration (the “Contingent Consideration”). The Contingent Consideration may be earned in five equal tranches of 20,000,000 shares of New Aspiration Class A common stock (a) when the closing price of New Aspiration Class A common stock equals or exceeds (i) $12.50 per share prior to the 18-month anniversary of the Effective Time, (ii) $15.00 per share prior to the 36-month anniversary of the Effective Time, (iii) $17.50 per share prior to the 36-month anniversary of the Effective Time, (iv) $20.00 per share prior to the 48-month anniversary of the Effective Time and (v) $25.00 per share prior to the 60-month anniversary of the Effective Time, in each case, as measured over any 20 trading days within any 30-day trading period prior to the end of the relevant time period applicable to each such earn out tranche or (b) when New Aspiration consummates a change of control transaction that entitles its stockholders to receive a per share consideration of at least $12.50, $15.00, $17.50, $20.00 and $25.00, as applicable. Any right to Contingent Consideration that remains unvested on the first business day after five years from Effective Time will be forfeited without any further consideration.

Pursuant to the Second A&R Merger Agreement, at the Effective Time, the consideration to be issued to the holders of Aspiration capital stock (other than holders of Aspiration Series X Preferred Stock) will be in the form of Class A common stock of New Aspiration (valued at $10.00 per share). Additionally, each option to purchase shares of Aspiration common stock (an “Aspiration option”) that is outstanding and unexercised, whether or not then vested or exercisable, will be assumed by New Aspiration and converted into an option to acquire shares of Class A common stock of New Aspiration with the same terms and conditions as applied to such Aspiration option immediately prior to the Effective Time; provided that the number of shares underlying such New Aspiration option will be determined by multiplying the number of shares of Aspiration common stock subject to such option immediately prior to the Effective Time by the ratio determined by dividing the per share merger consideration value by $10.00 (the quotient being the “option exchange ratio”), which product shall be rounded down to the nearest whole number of shares, and the per share exercise price of such New Aspiration option will be determined by dividing the per share exercise price immediately prior to the Effective Time by the option exchange ratio, which quotient shall be rounded up to the nearest whole cent.

Pursuant to the Second A&R Merger Agreement, (a) immediately prior to the Effective Time, each warrant to purchase shares of Aspiration common stock that is issued and outstanding prior to the Effective Time will be either (i) exercised or terminated in accordance with its terms or (ii) assumed by New Aspiration and converted into a warrant of New Aspiration to purchase shares of New Aspiration Class A common stock and (b) prior to the Effective Time, each convertible note of Aspiration will be converted into Aspiration capital stock, paid off in accordance with the terms thereof or remain outstanding as indebtedness of New Aspiration without the right to convert into capital stock of New Aspiration. If any indebtedness of Aspiration (including with respect to convertible notes of Aspiration that remain outstanding) is not paid off at the Closing, it will be assumed by New Aspiration.

In addition, with respect to the Aspiration Series X Preferred Stock, the Second A&R Merger Agreement provides that, among other things, the following matters will occur on the terms and subject to the conditions set forth in the Second A&R Merger Agreement:

•

at the Effective Time, the consideration to be issued to holders of Aspiration Series X Preferred Stock will be in the form of a new class of preferred stock of InterPrivate III to be designated as “Series X Preferred Stock” (defined herein as “New Aspiration Series X Preferred Stock”) pursuant to a Certificate of Designations of New Aspiration Series X Stock to be filed with the Secretary of State of the State of Delaware on or prior to the closing date of the Business Combination (the “Closing Date”); and

•

the outstanding Aspiration Series X Preferred Stock will be excluded from the Exchange Ratio (as defined in the Second A&R Merger Agreement) and will be exchanged for New Aspiration Series X Preferred Stock on a one-for-one basis with neither (i) the right to receive any of the shares of Class A common stock that are issued into escrow at the Effective Time for the benefit of PIPE Investors or certain note holders, as the case may be, nor (ii) any contingent right with respect to the shares of New Aspiration Class A common stock subject to the earn out provisions of the Second A&R Merger Agreement.

The Second A&R Merger Agreement amended certain closing conditions and termination provisions in the A&R Merger Agreement, including:

•	extending each party’s ability to terminate the Second A&R Merger Agreement if the Closing has not occurred on or before December 31, 2022 (the “Outside Date”);

•

Aspiration will be able to terminate the Second A&R Merger Agreement for any reason at any time after payment of the Second Extension Installment and before approval of the stockholders of InterPrivate III is obtained;

•

InterPrivate III will be able to terminate the Second A&R Merger Agreement for any reason at any time after the 90th day following the Second Amendment Date and prior to the Outside Date upon at least five business days’ prior written notice to Aspiration;

•

InterPrivate III will not be able to terminate the Second A&R Merger Agreement due to a breach by Aspiration of one of its representations, warranties, covenants or agreements, subject to a cure period, prior to the 90th day following the Second Amendment Date; and

•

if (a) either InterPrivate III or Aspiration terminate the Second A&R Merger Agreement due to the Closing not occurring on or before the Outside Date or (b) if Aspiration terminates the Second A&R Merger Agreement for convenience (and not pursuant to any other enumerated termination right) after payment of the Second Extension Installment and before approval of the stockholders of InterPrivate III is obtained, Aspiration will be required to (i) pay InterPrivate III a termination fee of $7,000,000 (the “Cash Other Termination Fee”) and (ii) issue equity interests in Aspiration with a value equal to $13,000,000 to InterPrivate III at a price per equity interest and on the same terms as (A) those issued to investors in the first issuance or series of related issuances of equity interests by Aspiration occurring on or before the date that is 180 days following the termination of the Second A&R Merger Agreement from which Aspiration receives gross proceeds of at least $50,000,000 or (B) the last issuance of Aspiration Series C-4 Preferred Stock by Aspiration as of the Second Amendment Date, or as otherwise mutually agreed to by Aspiration and InterPrivate III.

The Second A&R Merger Agreement may also be terminated by InterPrivate III or Aspiration under certain circumstances which were initially included in the A&R Merger Agreement, including, among others, (i) by mutual written agreement of InterPrivate III and Aspiration, (ii) by either InterPrivate III or Aspiration if any governmental authority has enacted, issued, promulgated, enforced or entered any governmental order of competent jurisdiction which has become final and nonappealable and has the effect of making consummation of the Business Combination illegal or otherwise preventing or prohibiting consummation of the Business Combination (subject to certain exceptions), (iii) by either InterPrivate III (at any time after the 90th day following the Second Amendment Date) or Aspiration if the other party has materially breached the Second A&R Merger Agreement under certain circumstances, subject to a cure right, (iv) by either InterPrivate III or Aspiration if InterPrivate III has not obtained the required approval of its stockholders at the special meeting, (v) by InterPrivate III if Aspiration has not obtained the required approval of its stockholders within 10 business days after the effectiveness of the Registration Statement, (vi) by Aspiration following a modification in the recommendation of InterPrivate III’s board of directors, (vii) by Aspiration in the event that the dollar amount of InterPrivate III’s trust account after giving effect to applicable redemptions, the gross proceeds from the issuance of Aspiration Series X Preferred Stock, the PIPE Investment and any pre-Closing junior equity financing (including the previously completed mandatorily convertible preferred stock issuance by Aspiration that closed subsequent to the date of the Merger Agreement), taken together as a whole, is less than $450,000,000 on or prior to the Closing Date (such condition, the “Minimum Cash Condition”) (and all other closing conditions described in clauses (i)-(viii) in the paragraph below which summarizes the closing conditions have been satisfied) or (viii) by InterPrivate III during the period beginning on the third business day following the outside date if the approval of the stockholders of InterPrivate III has been obtained and the Minimum Cash Condition is not satisfied (and all other closing conditions described in clauses (i)-(viii) in the paragraph below which summarizes the closing conditions have been satisfied).

Pursuant to the Second A&R Merger Agreement, upon the completion of any equity or debt financing after the Second Amendment Date that results in Aspiration receiving gross proceeds of at least $50,000,000, Aspiration has agreed to deliver $7,000,000 in cash into an escrow account for purposes of satisfying the Cash Other Termination Fee, if it becomes payable.

Pursuant to the Second A&R Merger Agreement and subject to certain conditions provided therein, (i) InterPrivate III, on behalf of itself and its affiliates (other than New Aspiration) (the “InterPrivate III Releasing Parties”), fully and irrevocably release Aspiration and its affiliates (the “Aspiration Released Parties”) and (ii) Aspiration, on behalf of itself and its affiliates (the “Aspiration Releasing Parties” and, along with the InterPrivate III Releasing Parties, the “Releasing Parties”) fully and irrevocably release InterPrivate III and its affiliates (the “InterPrivate III Released Parties” and, along with the Aspiration Released Parties, the “Released Parties”), in each case, from any liability related to or arising out of (a) Aspiration’s or InterPrivate III’s business, as applicable, (b) the Releasing Parties’ prior relationship with Aspiration or InterPrivate III, as applicable, (c) any breach of the Second A&R Merger Agreement and the agreements entered into in connection with the transactions contemplated by the Second A&R Merger Agreement, or the negotiation and entry into such agreements, in each case occurring prior to the Second Amendment Date, or (d) the Releasing Parties’ rights or status as an indirect or direct or indirect equityholder, subsidiary, lender, creditor, officer or director of Aspiration and its affiliates, except that the Releasing Parties are not waiving or releasing any rights arising under the Second A&R Merger Agreement or the documents contemplated thereby, in each case solely to the extent arising on or after the Second Amendment Effective Date.

The Parties have made customary representations and warranties for a transaction of this type. The representations and warranties made under the Second A&R Merger Agreement will generally not survive the Closing. In addition, the Parties agreed to be bound by certain customary covenants for transactions of this type, including, among others, covenants with respect to the conduct of InterPrivate III and Aspiration and their respective subsidiaries during the period between the execution of the Second A&R Merger Agreement and the Closing, covenants with respect to making the filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and covenants with respect to the preparation and filing of the Registration Statement on Form S-4, which will include the proxy statement/prospectus of InterPrivate III, (the “Registration Statement”).

The Second A&R Merger Agreement amended certain covenants included in the A&R Merger Agreement, including:

•	adding an obligation for Aspiration to deliver certain audited and unaudited FY 2021 and 2022 financial statements as soon as reasonably practicable following certain specified dates;

•

permitting InterPrivate to solicit alternative transactions in advance of Closing, provided that InterPrivate may not enter into a definitive agreement with respect to an alternative transaction prior to terminating the Second A&R Merger Agreement;

•

requiring Aspiration to make a total payment of $10,000,000 to InterPrivate, payable in two equal installment, (i) the first on the Second Amendment Date and (ii) the second 45 days following the Second Amendment Date, which such second installment payment shall be placed in escrow upon the execution of an escrow agreement following the Second Amendment Date; and

•

that Aspiration keep InterPrivate III fully informed on an at least weekly basis of (i) potential debt or equity financing transactions and (ii) the status of the preparation of its audited and unaudited financial statements for inclusion in the Registration Statement.

The covenants made under the Second A&R Merger Agreement will not survive the Closing, unless by their terms they are to be performed in whole or in part after the Closing. The Second A&R Merger Agreement also provides that, immediately following the Closing, a nominee proposed by InterPrivate III and reasonably acceptable to Aspiration will be appointed to New Aspiration’s initial board of directors.

The Closing is subject to certain customary conditions, including, among other things: (i) approval by InterPrivate III’s stockholders and Aspiration’s stockholders of the Second A&R Merger Agreement, the Business Combination and certain other actions related thereto, (ii) the expiration or termination of the waiting period (or any extension thereof) applicable under the HSR Act, which has expired, (iii) the absence of any governmental order, statute, rule or regulation enjoining or prohibiting the consummation of the Business Combination, (iv) the shares of New Aspiration Class A common stock to be issued in connection with the Business Combination having been approved for listing on the New York Stock Exchange, (v) that InterPrivate III shall have at least $5,000,001 of net tangible assets after giving effect to any redemptions of shares of its Class A common stock and the PIPE Investment Amount (as defined in the Second A&R Merger Agreement), (vi) effectiveness of the Registration Statement, (vii) receipt of approval of the Business Combination from the Financial Industry Regulatory Authority Inc., (viii) the accuracy of the representations and warranties, covenants and agreements of InterPrivate III and Aspiration, respectively, and (ix) solely with respect to Aspiration, the satisfaction of the Minimum Cash Condition.

The foregoing descriptions of the Second A&R Merger Agreement and the Business Combination do not purport to be complete and are qualified in their entirety by the terms and conditions of the Second A&R Merger Agreement, a copy of which is included as Exhibit 2.1 hereto and is incorporated herein by reference. The Second A&R Merger Agreement contains representations, warranties and covenants that the Parties made to each other as of the date of the Second A&R Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the Parties and are subject to important qualifications and limitations agreed to by the Parties in connection with negotiating the Second A&R Merger Agreement. The Second A&R Merger Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about InterPrivate III, Aspiration or any other party to the Second A&R Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Second A&R Merger Agreement, which were made only for purposes of the Second A&R Merger Agreement and as of specific dates, were solely for the benefit of the Parties, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the Parties instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Second A&R Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Second A&R Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Second A&R Merger Agreement, which subsequent information may or may not be fully reflected in InterPrivate III’s public disclosures.

Important Information about the Business Combination and Where to Find It

The Business Combination will be submitted to stockholders of InterPrivate III for their consideration. InterPrivate III has filed a registration statement with the SEC, which includes a preliminary proxy statement, which when definitive, will be distributed to InterPrivate III’s stockholders in connection with InterPrivate III’s solicitation for proxies for the vote by InterPrivate III’s stockholders in connection with the Business Combination and other matters as described in the registration statement, as well as the prospectus relating to the offer of the securities to be issued to Aspiration’s stockholders in connection with the completion of the Business Combination. After the registration statement has been declared effective, InterPrivate III will mail a definitive proxy statement and other relevant documents to its stockholders as of the record date established for voting on the Business Combination. InterPrivate III’s stockholders and other interested persons are advised to read the preliminary proxy statement / prospectus and any amendments thereto and, once available, the definitive proxy statement / prospectus, in connection with InterPrivate III’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the Business Combination, because these documents will contain important information about InterPrivate III, Aspiration and the Business Combination. Stockholders may also obtain a copy of the preliminary proxy statement or definitive proxy statement, once available, as well as other documents filed with the Securities and Exchange Commission (the “SEC”) regarding the Business Combination and other documents filed with the SEC by InterPrivate III, without charge, at the SEC’s website located at www.sec.gov or from InterPrivate III’s website at https://ipvspac.com/ipvf or by written request to InterPrivate III at InterPrivate III Financial Partners, 1350 Avenue of the Americas, 2nd Floor, New York, NY 10019.

Participants in the Solicitation

InterPrivate III, Aspiration and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from InterPrivate III’s stockholders in connection with the Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of InterPrivate III’s stockholders in connection with the Business Combination is forth in InterPrivate III’s proxy statement / prospectus. You can find more information about InterPrivate III’s directors and executive officers in InterPrivate III’s final prospectus dated March 4, 2021, filed with the SEC on March 9, 2021. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests is included in the proxy statement / prospectus and other relevant materials to be filed with the SEC when they become available. Stockholders, potential investors and other interested persons should read the proxy statement / prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

Forward-Looking Statements

This Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target”, “may,” “should,” “predict,” “potential,” “seem,” “future,” “outlook” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding InterPrivate III’s and Aspiration’s expectations with respect to future performance, estimates and forecasts of other financial and performance metrics, projections of market opportunity and market share and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of Aspiration’s and InterPrivate III’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of Aspiration and InterPrivate III.

These forward-looking statements are subject to a number of risks and uncertainties, including inability to complete the Business Combination or, if InterPrivate III does not complete the Business Combination, any other business combination; the inability to complete the Business Combination due to the failure to meet the closing conditions to the Business Combination, including the inability to obtain approval of InterPrivate III’s stockholders, the inability to consummate the contemplated PIPE financing, the failure to achieve the minimum amount of cash available following any redemptions by InterPrivate III stockholders, the failure to meet the NYSE listing standards in connection with the consummation of the Business Combination, or the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; costs related to the Business Combination; a delay or failure to realize the expected benefits from the Business Combination; risks related to disruption of management time from ongoing business operations due to the Business Combination; the impact of the ongoing COVID-19 pandemic; the risk that Aspiration may not be able to execute its growth strategies or achieve and maintain profitability; the uncertainty of Aspiration’s projected financial information; changes regarding the development of the sustainability industry, the markets that Aspiration targets, customer demand and the ability of Aspiration to maintain and enhance its brand; changes in the highly competitive market in which Aspiration competes, including with respect to its competitive landscape, rapid technological change or regulatory changes; uncertainties surrounding Aspiration’s expansion of products and service offerings; the ability of Aspiration to maintain strategic relationships and execute on strategic transactions; extensive governmental regulation and scrutiny applicable to Aspiration and its subsidiaries, including as a result of certain of its subsidiaries being subject to SEC and FINRA rules and net capital requirements; the ability of Aspiration to adhere to legal requirements with respect to the protection of personal data and privacy laws; cybersecurity risks, data loss and other breaches of Aspiration’s network security and the disclosure of personal information; the risk of regulatory lawsuits or proceedings relating to Aspiration’s products or services; the risk that Aspiration is unable to secure or protect its intellectual property; the limited experience of Aspiration’s management in operating a public company; underlying assumptions and data with respect to Aspiration’s key performance indicators and other business metrics that may be (or may be perceived to be) inaccurate; the risk that Aspiration may not be able to develop and maintain effective internal controls; the outcome of any legal proceedings that may be instituted against InterPrivate III, Aspiration or any of their respective directors or officers following the announcement of the Business Combination; the failure to realize anticipated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions and purchase price and other adjustments and those factors discussed in InterPrivate III’s annual report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, in each case, under the heading “Risk Factors,” and other documents of InterPrivate III filed, or to be filed, with the SEC. These risks and uncertainties may be amplified by the ongoing COVID-19 pandemic, which has caused significant economic uncertainty. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Aspiration nor InterPrivate III presently know or that Aspiration and InterPrivate III currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Aspiration’s and InterPrivate III’s expectations, plans or forecasts of future events and views as of the date of this Form 8-K. Aspiration and InterPrivate III anticipate that subsequent events and developments will cause Aspiration’s and InterPrivate III’s assessments to change. However, while Aspiration and InterPrivate III may elect to update these forward-looking statements at some point in the future, Aspiration and InterPrivate III specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Aspiration’s and InterPrivate III’s assessments as of any date subsequent to the date of this Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements.

No Offer or Solicitation

This Form 8-K shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1†	Second Amended and Restated Agreement and Plan of Merger, dated July 21, 2022, by and among InterPrivate III Financial Partners Inc., InterPrivate III Merger Sub Inc., InterPrivate III Merger Sub II LLC and Aspiration Partners, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). InterPrivate III agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPRIVATE III FINANCIAL PARTNERS INC.

By:	/s/ Ahmed Fattouh
Name:	Ahmed Fattouh
Title:	Chairman and Chief Executive Officer

Dated: July 22, 2022